Special Power of Attorney

    The undersigned constitute and appoint Ju Young Park their true and lawful attorney-in-fact and agent with full power of substitution, for him and name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form
SB-2 Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby raitfying and confirming all that such attorney in-fact may lawfully do or cause to be done by virtue hereof.

  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capicities and on dates stated:

Signature                        Title                   Date

/s/                             President                01/09/2001
Ju Yong Park                    Chief Executive Officer

/s/                             Chief Financial Officer  01/09/2001
Yong Nam Kim